Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO: DYNAMIC HEALTH PRODUCTS, INC.

We hereby consent to the incorporation by reference in the foregoing Registration Statement on Form S-2 of our report dated June 9, 2004, relating to the financial statements of Dynamic Health Products, Inc. and Subsidiaries appearing in the Dynamic Health Products, Inc. Annual Report on Form 10-KSB for the year ended March 31, 2004, filed with the Securities and Exchange Commission on June 29, 2004.

/s/ BRIMMER, BUREK & KEELAN LLP

Brimmer, Burek & Keelan LLP

Tampa, Florida

April 22, 2005